Exhibit 99.1

For Immediate Release

Staff Assignments to Position Leesport Financial Corp. for the Future

In anticipation of the merger scheduled for October 1, 2004 between Leesport Financial Corp. and its wholly owned subsidiary Leesport Bank, and Madison Bancshares Group Ltd., and its wholly owned subsidiary Madison Bank and its mortgage division Philadelphia Financial Mortgage Company, Raymond H. Melcher, Jr., Chairman, President, and Chief Executive Officer of Leesport Financial Corp., has announced the following Senior Management assignments.

Financial Operations

Effective September 1, 2004, Edward C. Barrett, C.P.A., currently, Executive Vice President and Chief Administrative Officer, will become Executive Vice President and Chief Financial Officer for Leesport Financial Corp. reporting to Raymond H. Melcher, Jr., Chairman, President and Chief Executive Officer.  In addition to overseeing the finance and accounting functions for the company, Mr. Barrett will continue to oversee bank deposit and loan operations, information systems, facilities, and purchasing.  Stephen A. Murray, currently Senior Vice President and Chief Financial Officer will move to the newly created position of Senior Vice President, Treasurer and Chief Risk Management Officer for Leesport Financial Corp. Mr. Murray will also assume the newly created position of Chief Financial Officer for the non-banking subsidiaries of Leesport Financial Corp.  Mr. Murray will report to Mr. Barrett. Gregory Barr, currently Vice President and Loan Review Manager, will assume additional responsibilities as Risk Management Officer reporting to Mr. Murray.   According to Mr. Melcher, “Mr. Barrett and Mr. Murray have worked effectively as a financial management team for the past two years.  As we’ve grown, and our financial and organizational complexity has increased, I feel fortunate to have two executives with their experience and expertise on board.  The new assignments for Mr. Murray and Mr. Barrett will capitalize on their strengths and provides our company with solid leadership in all the financial and risk management areas”.  M. Jane Lauser, Senior Vice President will continue to manage loan and deposit operations and information systems reporting to Mr. Barrett.

Commercial Banking

James E. Kirkpatrick, currently Executive Vice President and Chief Lending Officer for Leesport Bank, will continue to serve as Executive Vice President and Chief Lending Officer for the bank and will have direct responsibility for expanding the bank’s commercial market share in Berks and Schuylkill Counties.  He will continue to report to Mr. Melcher.   Upon completion of the merger, Vito DeLisi, currently President and Chief Executive Officer of Madison, will continue to serve as President of the Madison Bank Division of

August 6, 2004

Leesport Bank with responsibility for expanding the bank’s commercial market share in Montgomery County and the surrounding suburbs of Philadelphia.  He will report to Mr. Melcher.  Thomas Colletti, currently Executive Vice President and Chief Lending Officer of Madison, will continue as Executive Vice President and Senior Loan Officer for the Madison Bank Division reporting to Mr. DeLisi.  According to Mr. Melcher, “we are quite fortunate to have experienced commercial bankers like Jim Kirkpatrick and Vito DeLisi leading our commercial banking efforts in southeastern Pennsylvania.  Both are respected lenders and are well known in their respective communities”.

Residential Mortgage Lending

John Crits and Jonathan Kraus, both currently Vice Presidents of Philadelphia Financial Mortgage Company, a division of Madison Bank, will become Senior Vice Presidents of Philadelphia Financial Mortgage Company and Leesport Bank following the merger.  Messrs. Crits and Kraus will be responsible for management of the company’s residential mortgage business and will report to Mr. Kirkpatrick.  Michael White, currently Vice President and Manager of Leesport Bank’s Residential Mortgage Division will continue as a Vice President of Philadelphia Financial Mortgage and Leesport Bank rounding out the Senior Management Team of the Residential Mortgage Division.

Retail and Corporate Marketing

Upon consummation of the merger with Madison, Christina (Tina) McDonald will become Executive Vice President with responsibility for the company’s retail delivery system, web banking, corporate marketing, product development, community relations, and training and education.  Ms. McDonald currently serves as Executive Vice President in charge of Madison Bank’s branch banking system, marketing, and human resources.  She will report to Mr. Melcher.  Paula Barron, currently Senior Vice President and Chief Marketing Officer for Leesport Financial Corp. will continue to serve in that capacity for the company reporting to Ms. McDonald.  Ms. Barron will be directly responsible for marketing, advertising, community relations, and training and education for all of Leesport Financial Corp.’s subsidiaries and divisions.  Lynda Mensch, Senior Vice President and currently head of Retail Banking for Leesport Bank will continue as Senior Vice President with responsibility for overseeing the Berks and Schuylkill County region for Leesport Bank and will report to Ms. McDonald.  Ms. Mensch will also be responsible for the consumer lending activities of the bank.  Donald Heyer currently Assistant Vice President and Manager of Leesport Bank’s Consumer Lending Department has been promoted to Vice President of Consumer Lending and will manage the consumer loan function for Leesport Bank and the Madison Bank division.  Mr. Heyer reports to Ms. Mensch.

Shareholder and Staff Services

Jenette Eck, formerly Vice President, Corporate Secretary and Chief Risk Management Officer has been promoted to Senior Vice President and will continue to serve as Corporate Secretary with responsibility for Shareholder

Relations reporting to Mr. Melcher. She will assume responsibility for overseeing the Human Resources function of the company and will assist Mr. Melcher with Strategic Planning and special projects.

Investment Services

Michael Flanagan has been promoted to Senior Vice President and Managing Director of Leesport Wealth Management and will report to Mr. Melcher.  He will be responsible for developing the company’s asset management, brokerage and retirement plan businesses.  Mr. Flanagan was formerly Vice President and Managing Director of the Wealth Management Division.

Insurance

The company’s insurance division will continue to be led by Charles J. Hopkins as President of the Essick & Barr Division headquartered in Reading, Pennsylvania, Richard C. Boothby as President of The Boothby Group Division headquartered in Blue Bell, Pennsylvania, and William Loose as President of the Bank’s Personal Lines Insurance Division currently headquartered in Langhorne, Pennsylvania.  Messrs. Boothby and Hopkins will continue to report to Mr. Melcher with Mr. Loose continuing to report to Mr. Hopkins.

According to Mr. Melcher, “the re-alignment of our executive staff with the inclusion of several top-notch executives from Madison strengthens our management team and we are looking forward to this outstanding team of professionals working together to continue to build our company”.

Leesport Financial Corp. is a $643 million diversified Financial Services Company headquartered in Wyomissing, PA, offering banking, insurance (Insurance products and services offered through Essick & Barr LLC and its divisions, Essick & Barr, The Boothby Group and CrosStates Consultants, Inc.), investments (Securities offered through SunAmerica Securities, Inc., a registered independent broker/dealer, Member NASD/SIPC), wealth management, and title insurance services throughout Southeastern Pennsylvania. Leesport Financial Corp. stock is traded on the NASDAQ National Market under the symbol FLPB.

For additional information, contact:

Raymond H. Melcher, Jr.

Leesport Financial Corp.

Chairman, President and

Chief Executive Officer

610-478-9922, ext. 212

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.